UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – August 23, 2010

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

RF Monolithics, Inc. announced on August 24, 2010 that it entered into a Stock Purchase Agreement with Murata Electronics North America, Inc., dated August 23, 2010.  Under that agreement, Murata Electronics North America, Inc. purchased 533,000 shares of RFM Common Stock (NASDAQ: RFMI) at approximately $1.31/share, representing a small premium over RFM’s recent 30 day weighted volume average stock price, in a private transaction.

A copy of the Stock Purchase Agreement is attached hereto as an exhibit to this Form 8-K, as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosure.

Reference is made to the Registrant’s news release dated August 24, 2010, announcing a Stock Purchase Agreement with Murata Electronics North America, Inc. dated August 23, 2010 and other matters, which press release is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit	Description
99.1	Stock Purchase Agreement between RF Monolithics, Inc. and Murata Electronics North America, Inc. dated August 23, 2010.
99.2	News Release dated August 24, 2010, announcing a Stock Purchase Agreement with Murata Electronics North America, Inc. dated August 23, 2010 and other matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E Barnes III
Harley E Barnes III
Chief Financial Officer

Date:	August 24, 2010